UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 10, 2004

Winsonic Digital Media Group, Ltd.

(Exact name of registrant as specified in its charter)

Nevada	000-32231	52-2236253
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

                10120 S. Eastern Avenue, Suite 200, Las Vegas, NV                                       89052
                     (Address of principal executive offices)                                                      (Zip Code)

Registrant’s telephone number, including area code:  (702) 492-1282

Media and Entertainment.com, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS

Subcontractor Master Consulting Agreement

On December 10, 2004, Winsonic Digital Media Group, Ltd. (the “Company”) and CI², Inc. (“CI²”) entered into a certain Subcontractor Master Consulting Agreement (the “SMCA”).  A prior material relationship existed between the two parties because CI² had entered into a Master Purchase and Services Agreement (the “MPA”) with Winsonic Digital Cable Systems Network, Ltd. f/k/a Winsonic Holdings, Ltd. (“Winsonic”), a now wholly owned subsidiary of the Company, on May 5, 2004 prior to Winsonic’s merger with the Company.  The MPA provided CI² the ability to purchase and/or license various products and services for delivery and installation from Winsonic, to be used for CI²’s own internal use and for resale.

Pursuant to the SMCA, CI² will subcontract to the Company through individual agreements (each an “Agreement”) comprising of (i) a purchase order that CI² issues for the purchase of services, including but not limited to, consulting, programming, software analysis, project analysis, project management, facilities management, document development, testing and technical support (the “Services”); and (ii) a statement of work which describes any products, technology, software, materials or other items that the Company will provide to CI² and a description, as applicable, of any services that should be delivered pursuant to the agreement (the “Deliverables”) or any milestones that should be met.  CI² will compensate the Company in a manner consistent with the terms of the applicable Agreement.

In addition, pursuant to the SMCA all of the Company’s Intellectual Property Rights (as defined in the SMCA) exclusive of pre-existing works, in any Services, Deliverables, methodologies and processes, whether or not incorporated into a Deliverable, which the Company has developed or used pursuant to a Statement of Work, and any other intellectual property developed under the SMCA shall be transferred and assigned solely and exclusively to CI².  Also, the Company and CI² have mutual confidentiality obligations.

The term of this Agreement commenced on December 10, 2004 and unless otherwise terminated will continue for five (5) years with automatic renewal provisions.  Either the Company or CI² may terminate the SMCA and any Agreement if (i) if a party fails to cure a breach within thirty (30) days of notice by the other party; (ii) immediately by notice upon material breach of the other party, if in the reasonable determination of the non-breaching party that the breach may not be remedied within thirty days; or if at any time one of the parties becomes insolvent, makes a general assignment for the benefit of creditors; or suffers or permits the appointment of a receiver for its business or assets.  CI² may terminate the SMCA and any Agreement: (i) for convenience, upon thirty days notice; or (ii) immediately upon Notice in the event of (a) a direct or indirect taking over or assumption of control of the Company of substantially all of its assets by any governmental agency or any third party; or (b) acquisition of more than five percent of Company's equity or assets by a competitor of CI².

Pursuant to the SMCA, the Company shall not assign or otherwise transfer any of its obligations, including subcontracting or delegating its duties, under any Agreement without CI²'s prior written consent.  Any purported assignment or transfer of such obligations without CI²'s consent shall be voidable at CI²'s option.  A change of 30 percent or more of the beneficial ownership or control of the Company shall be considered an assignment of the Agreement.

Joint Marketing and Development Agreement

Also, on December 10, 2004, the Company and CI² entered into a certain Joint Marketing and Development Agreement (the “JMDA”).  Pursuant to the JMDA the Company and CI² will cooperate in the development and testing of certain Company products set forth in the JMDA (the “Company Products”), which run on a combination (the “CI² Platforms”) of certain listed CI² hardware and software (the “CI² Products”) creating a modified product (the “Modified Product”).  Each party will bear all costs and expenses associated with its activities under the JMDA.

Within thirty days of the date of the JMDA the Company and CI² will develop a development plan (the “Development Plan”) to develop the Modified Product.  Also within thirty days of the date of the JMDA, the Company and CI² will develop a plan to perform marketing activities (the “Marketing Plan”).  The Company will have obligations to provide CI² with certain deliverables and to achieve certain milestones under the Development Plan and the Marketing Plan.

CI² will own all right title and interest in and to the CI² Products and Derivative Works (as defined in the JMDA) thereof, including without limitation Intellectual Property Rights (as defined in the JMDA).  The Company and CI² shall jointly own all right, title and interest to the Modified Product and any Derivative Works of either of the foregoing, including without limitation all Intellectual Property Rights therein as specified by a project formula based on the anticipated efforts of each party as specified in the Development plan.  In the event that CI² or Company provides suggestions or improvements regarding, modifications to the Modified Product (collectively, “Improvements”), such Improvements shall be the sole and exclusive property of the party that makes the suggestions or improvements; provided however, that suggestion or improvement encompasses (i) the party’s Pre-Existing Technology (as defined in the JMDA) included in such Improvements, or (ii) any Derivative Works of the party’s Pre-Existing Technology.  All Intellectual Property Rights in either of the foregoing shall remain the sole and exclusive property of the suggesting party.

The Term of the JMDA commences on December 10, 2004 and will remain in effect for two (2) years, unless earlier terminated by a party.  Either party may terminate the JMDA without cause with sixty (60) days prior notice to the other party.  Either party may terminate the JMDA immediately by written notice to the other party: (a) if the other party commits a non-remediable material breach; or (b) if the other party fails to cure any remediable material breach within thirty (30) days of receiving written notice of such breach.  CI² may terminate the JMDA without notice to the Company upon certain events defined in the JMDA suggesting insolvency.  Both parties have mutual confidentiality obligations under the JMDA.

Modification of the Master Purchase and Services Agreement

In addition, on December 10, 2004, the Company agreed to take over the obligations of Winsonic under the MPSA.  Therefore, the MPSA was modified to replace the name of the contracting party Winsonic Holdings, Ltd. to Winsonic Digital Media Group, Ltd.  In addition, the MPA was modified to extend the period in which CI² may exercise its right of first refusal to purchase the networks as described in the MPA for $9.7 million dollars for an additional ninety (90) days until February 1, 2005.  All other terms and conditions of the MPA remain in full force and effect.

SECTION 9 EXHIBITS

(c)  Exhibits.

Listed below are all exhibits to this Current Report on Form 8-K.

Exhibit Number	Description

10.1	Subcontractor Master Consulting Agreement
10.2	Joint Marketing and Development Agreement
10.3	Modification of the Master Purchase Agreement between CI² and Winsonic Holdings

SIGNATURES

Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINSONIC DIGITAL MEDIA GROUP, LTD.

(Registrant)

Date: December 16, 2004

By:  /s/ Winston Johnson

       Winston Johnson

        Chief Executive Officer